Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 16, 2019 relating to the financial statements of Mesa Air Group, Inc., appearing in the Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 18, 2021